Exhibit 10.1

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of this 18th day of November, 2013 (the “Effective Date”), by and between Excel Corporation, a Delaware corporation (the “Company”), and Sean Alcoba (“Executive”).

WHEREAS, the Company and Executive are parties to that certain Employment Agreement, entered into effective as of January 14, 2013 (the “Agreement”);

WHEREAS, pursuant to Section 11(c) of the Agreement, the Agreement may be amended by a document executed by the Company and Executive; and

WHEREAS, the Company and Executive desire to amend the Agreement on the terms set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt of which Executive and the Company hereby acknowledge, Executive and the Company hereby amend the Agreement as follows:

1.          Compensation. Section 4(a) of the Agreement is hereby deleted in its entirety and replaced with the following new Section 4(a):

“In consideration of Executive assuming the Chief Financial Officer role and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Corporation shall pay the Executive $180,000 per year (retroactive to August 1, 2013) as compensation for his services hereunder during the remainder of the Initial Term (the “Base Salary”), less such deductions as shall be required to be withheld by applicable law and regulations. The Board shall review the Base Salary annually following the Initial Term and shall increase such Base Salary in its discretion. The Base Salary shall be paid in periodic installments in accordance with the Corporation’s regular payroll practices.”

2.          No Further Amendment.  Except as specifically set forth in this Amendment, there are no other amendments to the Agreement and the Agreement shall remain unmodified and in full force and effect. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws provisions. This Amendment may be executed in one or more counterparts. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

[Signature Page to Follow]

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the day and year first written above.

Excel Corporation

By:	/s/ David Popkin
Name:	David Popkin
Title:	Chief Executive Officer

/s/Shawn Alcoba
Shawn Alcoba